Exhibit 99.1
                        Earnings Release

L3Harris Technologies Reports Strong Full Year and Fourth Quarter 2025 Results,
Initiates 2026 Guidance

MELBOURNE, Fla., January 29, 2026 — L3Harris Technologies (NYSE: LHX) reports full year and fourth quarter 2025 results.

Highlights*
Full Year
•Orders of $27.5 billion; book-to-bill of 1.3x
•Cash from operations of $3.1 billion, up 21%; Adjusted free cash flow of $2.8 billion, up 21%
•Revenue of $21.9 billion, up 3%, 5% organically
•Operating margin of 9.7%; Adjusted segment operating margin of 15.8%
•Diluted EPS of $8.53; Non-GAAP diluted EPS of $10.73
Fourth Quarter
•Revenue of $5.6 billion, up 2% versus prior year, 6% organically
•Operating margin of 7.0%; Adjusted segment operating margin of 15.7%
•Diluted EPS of $1.59; Non-GAAP diluted EPS of $2.86

“2025 was a clear inflection point for L3Harris. Our portfolio is directly aligned with the most critical national and global defense priorities, which drove record orders and strong organic growth, margins and cash flow. Throughout the year, we saw customers move with greater urgency, and our investments and agility allowed us to deliver on their missions with speed and scale,” said Christopher Kubasik, Chairman and CEO, L3Harris.

Kubasik added, "As we look to 2026, our investments in technology and capacity along with a record backlog and strong demand signals give us confidence to deliver strong results. We remain disciplined in creating value for shareholders while continuing to invest in the business via capex and R&D."

___
*Organic revenue, adjusted free cash flow, adjusted segment operating margin and non-GAAP diluted EPS are non-GAAP financial measures defined on page 19.

SUMMARY FINANCIAL RESULTS

Fourth Quarter	Full Year
($ millions, except per share data)	2025	2024[1]	Change	2025	2024[1]	Change

Revenue (see Table 5 for organic revenue)
Communication Systems	$1,483	$1,437	$5,673	$5,459
Integrated Mission Systems	1,716	1,712	6,630	6,618
Space & Airborne Systems	1,739	1,728	6,946	6,869
Aerojet Rocketdyne	763	694	2,845	2,580
Corporate eliminations	(53)	(48)	(229)	(201)
Revenue	$5,648	$5,523	2%	$21,865	$21,325	3%

Operating income
Communication Systems	$369	$326	$1,432	$1,324
Integrated Mission Systems	191	237	812	826
Space & Airborne Systems	238	186	852	812
Aerojet Rocketdyne	5	73	270	307
Segment operating income	803	822	3,366	3,269
Unallocated corporate items (see Table 4)	(410)	(253)	(1,256)	(1,351)
Operating income	$393	$569	$2,110	$1,918
Operating margin	7.0%	10.3%	9.7%	9.0%

Segment operating income	$803	$822	$3,366	$3,269
Segment impairment of goodwill and other assets[2]	85	24	85	24
Adjusted segment operating income[2]	$888	$846	$3,451	$3,293
Adjusted segment operating margin[2]	15.7%	15.3%	40	bps	15.8%	15.4%	40	bps

Tax rate
Effective tax rate	21.5%	6.4%	16.9%	5.3%
Effective tax rate on non-GAAP income[2]	16.7%	8.5%	14.0%	8.0%

EPS
Diluted EPS	$1.59	$2.37	$8.53	$7.87
Non-GAAP diluted EPS[2]	$2.86	$2.60	10%	$10.73	$9.70	11%
Pension adjusted non-GAAP diluted EPS[2]	$2.32	$2.17	7%	$9.05	$8.01	13%
Diluted weighted-average common shares outstanding	188.2	190.6	188.4	190.7

Cash flow
Cash from operations	$1,962	$1,129	74%	$3,106	$2,559	21%
Adjusted free cash flow[2]	$1,863	$1,033	80%	$2,814	$2,319	21%
Repurchases of common stock	$156	$42	$1,154	$554

1 2024 segment financial results recast to reflect strategic realignment of the Fuzing and Ordnance Systems (FOS) business from Integrated Mission Systems to Aerojet Rocketdyne, effective in 2025. See Table 9 - 2024 Segment Recast in our EX-99.1 Earnings Release for first quarter 2025.
2 Refer to Key Terms and Non-GAAP Definitions on page 19.

PRESENTATION OF FINANCIAL RESULTS*
Financial results are described on a full-year basis, with additional detail provided for notable fourth quarter activity.
Revenue: 2025 revenue increased 3%, 5% organically, reflecting organic growth across all segments, including new program ramps and increased international deliveries. The government shutdown resulted in delayed awards within the fourth quarter, impacting fourth quarter and 2025 revenue, primarily in SAS.
Operating Margin:
GAAP Operating Margin: 2025 increased 70 bps to 9.7%.
Adjusted Segment Operating Margin: 2025 increased 40 bps to 15.8%.
2025 GAAP operating margin increased driven primarily by higher monetization of legacy end-of-life assets aligned with our transformation and value creation priorities and lower unallocated corporate items, including lower LHX NeXt implementation costs, lower amortization of acquisition-related intangibles, and lower merger, acquisition, and divestiture-related expenses, partially offset by higher business divestiture-related losses in 2025.
Adjusted Segment Operating Margin for 2025 increased primarily due to higher monetization of legacy end-of-life assets aligned with our transformation and value creation priorities and LHX NeXt driven cost savings across all segments, partially offset by impacts from the higher margin Commercial Aviation Solutions (CAS) divestiture at the end of March 2025.
Diluted EPS:
GAAP Diluted EPS: 2025 increased 8% to $8.53.
Non-GAAP Diluted EPS: 2025 increased 11% to $10.73.
GAAP Diluted EPS and Non-GAAP Diluted EPS for 2025 increased from higher operating income and adjusted segment operating income, respectively, lower interest expense from decreased average outstanding short-term debt balances during 2025 and higher FAS pension income, partially offset by a higher effective tax rate.
Cash Flow:
Cash From Operations: 2025 increased 21% to $3,106 million.
Adjusted Free Cash Flow: 2025 increased 21% to $2,814 million.
Cash from Operations and Adjusted Free Cash Flow for 2025 increased primarily due to the favorable impact of tax planning strategies and tax reform, less interest paid primarily due to lower average outstanding short-term debt balances and an increase in net income. Cash from operations was additionally impacted by less cash used for merger, acquisition and severance.

*Adjusted segment operating margin and adjusted free cash flow are non-GAAP financial measures defined on page 19.

SEGMENT RESULTS*

Communication Systems

	Fourth Quarter			Full Year
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,483	$1,437	3%	$5,673	$5,459	4%
Operating margin	24.9%	22.7%	220 bps	25.2%	24.3%	90 bps
Impairment of other assets	—%	1.7%		—%	0.4%
Adjusted segment operating margin	24.9%	24.4%	50 bps	25.2%	24.7%	50 bps

Revenue: 2025 revenue increased 4%, primarily driven by increased international deliveries for software-defined resilient communications products, as well as the Next Generation Jammer Electronic Warfare program ramp, partially offset by lower volumes related to our civil communication products.
Operating Margin:
GAAP Operating Margin: Fourth quarter increased 220 bps to 24.9% and 2025 increased 90 bps to 25.2%.
Adjusted Segment Operating Margin: Fourth quarter increased 50 bps to 24.9% and 2025 increased 50 bps to 25.2%.
Fourth quarter and 2025 operating margin increased due to LHX NeXt driven cost savings and the absence of a prior year non-cash impairment of other assets related to the Tactical Data Links acquisition, partially offset by unfavorable mix associated with a higher proportion of domestic development volume. Adjusted segment operating margin increase excludes the impact of the prior year non-cash impairment of other assets.

Integrated Mission Systems

	Fourth Quarter			Full Year
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,716	$1,712	—%	$6,630	$6,618	—%
Operating margin	11.1%	13.8%	(270) bps	12.2%	12.5%	(30) bps

Revenue: 2025 revenue remained flat. Excluding the impact of the divestiture of our CAS business, organic revenue increased 8%, primarily due to ramping activity in our ISR business on multiple classified programs and our Airborne Early Warning and Control aircrafts for the Republic of Korea Air Force.
Operating Margin: Fourth quarter operating margin decreased 270 bps to 11.1%, driven by the CAS divestiture and unfavorable Maritime program performance. 2025 operating margin decreased 30 bps to 12.2%, primarily due to the divestiture of our CAS business, unfavorable program performance in Maritime and the resolution of a legacy contract matter, partially offset by the monetization of legacy end-of-life assets aligned with our transformation and value creation priorities, favorable mix impact from higher airborne electro-optical sensors volume and LHX NeXt driven cost savings.

*Organic revenue and adjusted segment operating margin are non-GAAP financial measures defined on page 19.

Space and Airborne Systems

	Fourth Quarter			Full Year
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$1,739	$1,728	1%	$6,946	$6,869	1%
Operating margin	13.7%	10.8%	290 bps	12.3%	11.8%	50 bps

Revenue: 2025 revenue increased 1%. Excluding the impact of the divestiture of our antenna business, organic revenue increased 2%, primarily from increased FAA volume in our Mission Networks business, partially offset by lower volume from program timing in our Space Systems business and lower classified volume in our Intel and Cyber business. The government shutdown resulted in later award timing that delayed expected fourth quarter and 2025 revenue.
Operating Margin: Fourth quarter operating margin increased 290 bps to 13.7% driven by stabilized program performance on classified space programs. 2025 operating margin increased 50 bps to 12.3%, primarily due to stabilized program performance, monetization of legacy end-of-life assets aligned with our transformation and value creation priorities and LHX NeXt driven cost savings, partially offset by unfavorable mix.

Aerojet Rocketdyne

	Fourth Quarter			Full Year
($ millions)	2025	2024	Change	2025	2024	Change

Revenue	$763	$694	10%	$2,845	$2,580	10%
Operating margin	0.7%	10.5%	(980) bps	9.5%	11.9%	(240) bps
Impairment of goodwill	11.1%	—%		3.0%	—%
Adjusted segment operating margin	11.8%	10.5%	130 bps	12.5%	11.9%	60 bps

Revenue: 2025 revenue increased 10%. Excluding the impact of the divestiture of our AOT business, organic revenue increased 12% from increased production volumes across key missile, munitions, and space programs, as well as development program ramps.
Operating Margin:
GAAP Operating Margin: Fourth quarter decreased 980 bps to 0.7% and 2025 decreased 240 bps to 9.5%.
Adjusted Segment Operating Margin: Fourth quarter increased 130 bps to 11.8% and 2025 increased 60 bps to 12.5%.
Fourth quarter and 2025 operating margin decreased due to a non-cash impairment of goodwill related to the Space Technology disposal group1, partially offset by favorable mix and LHX NeXt driven cost savings. Adjusted segment operating margin benefits from higher volume and LHX NeXt driven cost savings.

*Organic revenue and adjusted segment operating margin are non-GAAP financial measures defined on page 19.
1Space Technology disposal group is defined on page 19.

2026 GUIDANCE1
Beginning in 1Q26 and reflected in our 2026 guidance, we reorganized our business structure to three business segments.

On January 5, 2026, we announced the sale of a majority stake in our Space Technology disposal group2; the financials of this business are included in our 2026 guidance. We expect the transaction to close in the second half of 2026 at which time our guidance will be updated.

We are also transitioning our diluted EPS presentation from a Non-GAAP basis to GAAP diluted EPS.

2026
Guidance
Revenue
Space & Mission Systems	~$11.5B
Communication & Spectrum Dominance	~$8.0B
Missiles Solutions	~$4.4B
Total[3]	$23B - $23.5B

Segment Operating Margin
Space & Mission Systems	mid 10%
Communication & Spectrum Dominance	~25%
Missiles Solutions	mid 12%
Total	low 16%

Diluted EPS	$11.30 - $11.50

Free cash flow[4]	$3.0B

1 Supplemental information is provided in accompanying Earnings Presentation.
2 Space Technology disposal group is defined on page 19.
3 Net of intersegment eliminations
4 Free cash flow is a non-GAAP financial measure defined on page 19. Net cash provided by operating activities is anticipated to be approximately $3.6 billion and capital expenditures are anticipated to be approximately $600M.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to: share repurchases; divestiture and realignment impacts; 2026 guidance; divestiture or investment transaction timing; an investment from the Department of War (the “Investment”); projection of other financial items; and assumptions underlying any of the foregoing. Investors should not place undue reliance on forward-looking statements, which reflect management’s current expectations, estimates, projections, assumptions and information currently available to management, and are not guarantees of future performance or actual results. Important risks that could cause our results to differ materially from those expressed in or implied by these forward-looking statements or from our historical results include, but are not limited to, risks arising from: competitive markets; U.S. Government spending priorities; changes in contract mix; inflation; tariffs and potential trade disputes; unilateral contract action by the U.S. Government or unexpected issues related to the Investment; uncertain economic conditions; future geo-political events; supply chain disruptions; indebtedness; interest rates and other market factors; and changes in effective tax rate or additional tax exposures. These and other important risks that could impact forward-looking statements are described more fully in the "Risk Factors" in our Form 10-K for fiscal 2025. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section, and we have no duty to and disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Non-GAAP Financial Measures
Management believes the adjustments to non-GAAP Financial Measures (NGFMs) in the tables beginning on page 12 are useful to investors because the excluded costs do not reflect our ongoing operating performance. Such adjustments, considered together with the unadjusted GAAP financial measures, provide information that management believes is useful to investors to understand period-over-period operating results separate from items that management believes may disproportionately impact operating results in any particular period; however there is no guarantee that items excluded from NGFMs will not reoccur in future periods. Management also believes that NGFMs enhance the ability of investors to analyze business trends, understand performance and evaluate our initiatives to drive improved financial performance. Management utilizes NGFMs to guide forecasting and long-term planning and for compensation purposes. NGFMs should be considered in addition to, and not as a substitute for, financial measures presented in accordance with GAAP.

Investor Relations Contact: Tony Calderon, 321-727-4450 investorrelations@l3harris.com	Media Relations Contact: Sara Banda, 321-306-8927 media@l3harris.com

Table 1 - Condensed Consolidated Statement of Operations (Unaudited)

	Fourth Quarter		Full Year
($ millions, except per share amounts)	2025	2024	2025	2024

Revenue	$5,648	$5,523	$21,865	$21,325
Cost of revenue	(4,202)	(4,126)	(16,240)	(15,801)
General and administrative expenses	(968)	(804)	(3,430)	(3,568)
Impairment of goodwill and other assets	(85)	(24)	(85)	(38)
Operating income	393	569	2,110	1,918
Non-service FAS pension income and other, net[1]	132	79	419	354
Interest expense, net	(143)	(161)	(597)	(675)
Income before income taxes	382	487	1,932	1,597
Income taxes	(82)	(31)	(326)	(85)
Net income	300	456	1,606	1,512
Noncontrolling interests, net of tax	—	(3)	—	(10)
Net income attributable to L3Harris	$300	$453	$1,606	$1,502

Earnings per share attributable to common shareholders
Basic	$1.60	$2.38	$8.57	$7.91
Diluted	$1.59	$2.37	$8.53	$7.87

Weighted-average common shares outstanding
Basic	187.0	189.7	187.4	189.8
Diluted	188.2	190.6	188.4	190.7

1“FAS” is defined as Financial Accounting Standards.

Table 2 - Consolidated Statement of Cash Flow (Unaudited)

	Fourth Quarter		Full Year
($ millions)	2025	2024	2025	2024

Operating Activities
Net income	$300	$456	$1,606	$1,512
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	311	326	1,224	1,289
Share-based compensation	30	21	113	97
Net periodic benefit income	(114)	(71)	(330)	(286)
Share-based matching contributions under defined contribution plans	53	65	253	264
Impairment of goodwill and other assets	85	38	85	38
Deferred income taxes	55	(46)	206	174
(Increase) decrease in:
Receivables, net	131	(35)	(343)	128
Contract assets	17	178	(437)	(194)
Inventories, net	64	50	117	96
Other current assets	35	3	17	(29)
Increase (decrease) in:
Accounts payable	568	(45)	475	(90)
Contract liabilities	90	276	181	126
Compensation and benefits	3	17	70	(128)
Other current liabilities	72	96	(423)	155
Income taxes	221	(125)	365	(383)
Other operating activities	41	(75)	(73)	(210)
Net cash provided by operating activities	1,962	1,129	3,106	2,559
Investing Activities
Capital expenditures	(158)	(118)	(424)	(408)
Proceeds from sales of businesses, net of cash divested	(11)	115	820	273
Other investing activities	39	(109)	11	(128)
Net cash provided by (used in) investing activities	(130)	(112)	407	(263)
Financing Activities
Proceeds from issuances of long-term debt, net	—	1	—	2,827
Repayments of long-term debt	(4)	(11)	(618)	(2,620)
Change in commercial paper, maturities under 90 days, net	(725)	(660)	(515)	(567)
Proceeds from commercial paper, maturities over 90 days	—	—	—	688
Repayments of commercial paper, maturities over 90 days	—	—	—	(1,205)
Repurchases of common stock	(156)	(42)	(1,154)	(554)
Dividends paid	(225)	(221)	(903)	(886)
Other financing activities	3	18	108	93
Net cash (used in) provided by financing activities	(1,107)	(915)	(3,082)	(2,224)
Effect of exchange rate changes on cash and cash equivalents	5	(26)	23	(17)
Net increase (decrease) in cash and cash equivalents	730	76	454	55
Cash and cash equivalents, beginning of period	339	539	615	560
Cash and cash equivalents, end of period	$1,069	$615	$1,069	$615

Table 3 - Condensed Consolidated Balance Sheet (Unaudited)

($ millions)	January 2, 2026	January 3, 2025

Assets
Current assets
Cash and cash equivalents	$1,069	$615
Receivables, net	1,371	1,072
Contract assets	3,566	3,230
Inventories, net	1,219	1,330
Income taxes receivable	53	379
Other current assets	431	461
Assets of business held for sale	884	1,131
Total current assets	8,593	8,218
Non-current assets
Property, plant and equipment, net	2,665	2,806
Goodwill	20,010	20,325
Intangible assets, net	6,509	7,639
Deferred income taxes	76	120
Other non-current assets	3,342	2,893
Total assets	$41,195	$42,001
Liabilities and equity
Current liabilities
Short-term debt	$—	$515
Accounts payable	2,461	2,005
Contract liabilities	2,262	2,142
Compensation and benefits	482	419
Other current liabilities	1,908	2,317
Liabilities of business held for sale	113	235
Total current liabilities	7,226	7,633
Non-current liabilities
Long-term debt, net of current portion	10,443	11,081
Deferred income taxes	1,114	942
Other non-current liabilities	2,777	2,766
Total liabilities	21,560	22,422
Total equity	19,635	19,579
Total liabilities and equity	$41,195	$42,001

Table 4 - Unallocated Corporate Items (Unaudited)

	Fourth Quarter		Full Year
($ millions)	2025	2024	2025	2024

Unallocated corporate items:
Amortization of acquisition-related intangibles	$191	$211	$769	$853
LHX NeXt implementation costs[1]	68	51	167	267
Business divestiture-related losses (gains) and impairment of goodwill[1,2]	65	(34)	82	33
Change in fair value of deferred compensation plan liabilities	9	(1)	57	40
Merger, acquisition, and divestiture-related expenses[1]	17	16	57	102
Accrued corporate charge[1]	30	—	30	—
Other unallocated corporate items	30	10	94	56
Total unallocated corporate items	$410	$253	$1,256	$1,351
1 Refer to Key Terms and Non-GAAP Definitions on page 19.
2 Includes business divestiture-related losses (gains) and impairment of goodwill reported at corporate.

Table 5 - Organic Revenue Non-GAAP Financial Measure Reconciliation (Unaudited)

	Fourth Quarter			Full Year
	2024
($ millions)	GAAP	Adjustments[1]	Organic	GAAP	Adjustments[1]	Organic

CS	$1,437	$—	$1,437	$5,459	$—	$5,459
IMS	1,712	(163)	1,549	6,618	(459)	6,159
SAS	1,728	—	1,728	6,869	(76)	6,793
AR	694	(15)	679	2,580	(45)	2,535
Corporate eliminations	(48)	—	(48)	(201)	—	(201)
Revenue	$5,523	$(178)	$5,345	$21,325	$(580)	$20,745

1 Adjustment to exclude amounts attributable to divested businesses.

Table 6 - Reconciliation of Effective Tax Rate to Effective Tax Rate on Non-GAAP Income (Unaudited)

	Fourth Quarter
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate

Income before income taxes	$382	$82	21.5%	$487	$31	6.4%
LHX NeXt implementation costs[1]	68	18		51	14
Business divestiture-related losses (gains) and impairment of goodwill and other assets[1]	150	(7)		(10)	(5)
Merger, acquisition, and divestiture-related expenses[1]	17	7		16	6
Accrued corporate charge[1]	30	8		—	—
Non-GAAP income before income taxes	$647	$108	16.7%	$544	$46	8.5%

	Full Year
	2025			2024
($ millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate

Income before income taxes	$1,932	$326	16.9%	$1,597	$85	5.3%
LHX NeXt implementation costs[1]	167	43		267	67
Business divestiture-related losses and impairment of goodwill and other assets[1]	167	(62)		57	(13)
Merger, acquisition, and divestiture-related expenses[1]	57	14		102	22
Accrued corporate charge[1]	30	8		—	—
Non-GAAP income before income taxes	$2,353	$329	14.0%	$2,023	$161	8.0%

1 Refer to Key Terms and Non-GAAP Definitions on page 19.

Table 7 - Reconciliation of Diluted EPS to Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS (Unaudited)

	Fourth Quarter		Full Year
	2025	2024	2025	2024

Diluted weighted-average common shares outstanding (in millions)	188.2	190.6	188.4	190.7

Diluted EPS	$1.59	$2.37	$8.53	$7.87
Significant and/or non-recurring items included in diluted EPS above:
LHX NeXt implementation costs[1]	0.36	0.27	0.89	1.40
Business divestiture-related losses and impairment of goodwill and other assets[1]	0.80	(0.05)	0.89	0.30
Merger, acquisition, and divestiture-related expenses[1]	0.09	0.08	0.30	0.53
Accrued corporate charge[1]	0.16	—	0.16	—
Income taxes on above adjustments and other, net[2]	(0.14)	(0.07)	(0.04)	(0.40)
Non-GAAP diluted EPS[2]	$2.86	$2.60	$10.73	$9.70
Less: per share impact of:
FAS/CAS operating adjustment[3]	—	(0.04)	(0.05)	(0.14)
Non-service FAS pension income[3]	(0.54)	(0.39)	(1.63)	(1.55)
Pension adjusted non-GAAP diluted EPS	$2.32	$2.17	$9.05	$8.01

1 Refer to Key Terms and Non-GAAP Definitions on page 19.
2 Fourth quarter 2024 amount updated to exclude adjustment of $1.11 per share and $0.23 per share for amortization of acquisition-related intangible assets and related income tax expense, respectively. Year to date 2024 amount updated to exclude adjustment of $4.47 per share and $1.07 per share for amortization of acquistion-related intangible assets and related income tax expense, respectively.
3 Net of tax effect.

Table 8 - Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow - Non-GAAP Financial Measures Reconciliation (Unaudited)

	Fourth Quarter		Full Year
($ millions)	2025	2024	2025	2024

Net cash provided by operating activities	$1,962	$1,129	$3,106	$2,559
Capital expenditures	(158)	(118)	(424)	(408)
Proceeds from disposal of property, plant and equipment, net	45	1	54	1
Free cash flow	1,849	1,012	2,736	2,152
Cash used for merger, acquisition and severance[1]	14	21	78	167
Adjusted free cash flow[1]	$1,863	$1,033	$2,814	$2,319

1 Refer to Key Terms and Non-GAAP Definitions on page 19.

Table 9 - Segment Recast (Unaudited)
Effective for fiscal 2026, our segments are re-aligned into three reportable segments with common capabilities and business models:
•Space & Mission Systems (SMS): will integrate satellite and payload capabilities, including missile warning and defense, with maritime, air special missions, and other global defense and civil government programs, which is comprised of the following sectors:
◦Intelligence, Surveillance and Reconnaissance (ISR): sector unchanged and previously reported in our Integrated Missions System (IMS) segment.
◦Space Systems: sector formerly reported in our Space and Airborne Systems (SAS) segment, excluding our Telemetry & Radio Frequency (T&RF) business.
◦Maritime: sector unchanged and previously reported in our IMS segment.
◦Mission Networks: sector unchanged and previously reported in our SAS segment.
◦Airborne Solutions: sector formerly named Airborne Combat Systems within our SAS segment excluding our Electronic Warfare, Agile Development Group (ADG), and Release Systems Antennas & Telemetry (RSAT) businesses.
◦Intel & Cyber: sector previously reported within our SAS segment excluding some international businesses.
•Communication & Spectrum Dominance (CSD): will combine all of the company’s capabilities in resilient communications and electronic warfare, which is comprised of the following sectors:
◦Mission Critical Communications: includes our Tactical Communications and Public Safety and Professional Communications sectors, both of which were formerly reported in our Communications Systems (CS) segment.
◦Spectrum Superiority: includes our Broadband Communications sector and the Electronic Warfare, T&RF, and related programs from our SAS segment.
◦Targeting and Sensor Systems: primarily includes our Targeting and Sensor Systems sector from our IMS segment.
◦Integrated Vision Solutions: sector unchanged and formerly reported in our CS segment.
•Missile Solutions (MSL): will unite propulsion, hypersonics and other advanced missile technologies, which is comprised of the following sectors:
◦Missile Propulsion: sector unchanged and formerly reported in our Aerojet Rocketdyne (AR) segment as Missile Solutions.
◦Advanced Effects: a newly created sector which combines our ADG air launched effects and advanced technology capabilities with the majority of our RSAT business, which includes weapons release systems. These businesses were formerly reported in our Airborne Combat Systems sector within our SAS segment. This new sector also incorporates our Space and Sensors business and other electronics capabilities, including precision navigation and timing solutions which were formerly reported in our Defense Electronics sector within our IMS segment.
◦Space Propulsion and Power Systems: sector unchanged and formerly reported in our AR segment.
The historical results through the date of divestiture of businesses divested prior to the end of fiscal 2025 will be classified within the “other non-reportable business” line item within the Company’s segment reporting.
The following business segment information reflects our results recast in our new segment structure for fiscal 2025 and and fiscal 2024 is presented as supplemental information.

	Supplemental Recast Information
	2025
(In millions)	Revenue	Operating Income	Operating Margin

First Quarter
SMS	$2,411	$238	9.9%
CSD	1,809	443	24.5%
MSL	840	96	11.4%
Other non-reportable businesses[1]	146	23	15.8%
Segment operating income and margin		800	15.6%
Corporate	(74)	(275)
Total	$5,132	$525	10.2%

Second Quarter
SMS	$2,770	$289	10.4%
CSD	1,861	458	24.6%
MSL	925	116	12.5%
Other non-reportable businesses	—	—	—%
Segment operating income and margin		863	15.9%
Corporate	(130)	(292)
Total	$5,426	$571	10.5%

Third Quarter
SMS	$2,803	$299	10.7%
CSD	1,935	477	24.7%
MSL	1,008	124	12.3%
Other non-reportable businesses	—	—	—%
Segment operating income and margin		900	15.9%
Corporate	(87)	(279)
Total	$5,659	$621	11.0%

Fourth Quarter
SMS	$2,727	$229	8.4%
CSD	1,961	546	27.8%
MSL[2]	1,024	28	2.7%
Other non-reportable businesses	—	—	—%
Segment operating income and margin		803	14.2%
Segment impairment of goodwill and other assets[3]		85
Adjusted segment operating income and margin		888	15.7%
Corporate	(64)	(410)
Total	$5,648	$393	7.0%
1 The historical results through the date of divestiture of businesses divested prior to the end of fiscal 2025 will be classified within the “other non-reportable businesses” line item within the Company’s segment reporting.
2 Fourth quarter MSL operating income includes a goodwill adjustment for the Space Technology disposal group.
3 Refer to Key Terms and Non-GAAP Definitions on page 19.

	Supplemental Recast Information
	Full Year
	2025			2024
(In millions)	Revenue	Operating Income	Operating Margin	Revenue	Operating Income	Operating Margin

SMS	$10,711	$1,055	9.8%	$10,186	$1,046	10.3%
CSD	7,566	1,924	25.4%	7,272	1,670	23.0%
MSL[1]	3,797	364	9.6%	3,525	405	11.5%
Other non-reportable businesses[2]	146	23	15.8%	711	148	20.8%
Segment operating income and margin		3,366	15.4%		3,269	15.3%
Segment impairment of goodwill and other assets[3]		85			24
Adjusted segment operating income and margin		3,451	15.8%		3,293	15.4%
Corporate	(355)	(1,256)		(369)	(1,351)
Total	$21,865	$2,110	9.7%	$21,325	$1,918	9.0%

1 2025 MSL operating income includes a goodwill adjustment for the Space Technology disposal group.
2 The historical results through the date of divestiture of businesses divested prior to the end of fiscal 2025 will be classified within the “other non-reportable businesses” line item within the Company’s segment reporting.
3 Refer to Key Terms and Non-GAAP Definitions on page 19.

Key Terms and Non-GAAP Definitions

Description	Definition
Business divestiture-related losses (gains) and impairment of goodwill and other assets	Includes gains and losses recognized in connection with divestitures and impairments of goodwill and other assets.
Merger, acquisition, and divestiture-related expenses	Transaction and integration expenses associated with the Aerojet Rocketdyne acquisition; external costs related to pursuing acquisition and divestiture portfolio optimization; non-transaction costs related to divestitures; and salaries of employees in roles dedicated to planned divestiture and acquisition activity.
Accrued corporate charge	Includes a non-recurring matter unrelated to segment activities and not indicative of ongoing operations.
LHX NeXt implementation costs
Includes costs related to workforce optimization costs, incremental IT expenses for implementation of new systems, third-party consulting expenses and other related costs, including costs related to personnel dedicated to this project.

Segment impairment of goodwill and other assets	Impairment of goodwill and other assets recognized in segment results.
Space Technology disposal group
Consists of certain product lines of our Space Propulsion and Power Systems sector, reported in our Aerojet Rocketdyne segment, and the space portion of our Space & Sensors division, reported in our Integrated Mission Systems segment.

Adjusted segment operating income and margin*	On a consolidated basis represents operating income and margin, excluding unallocated corporate department items and segment impairment of goodwill and other assets.
Orders	Total value of funded and unfunded contract awards received from the U.S. Government and other customers, including incremental funding and adjustments to previous awards, excluding unexercised contract options and potential orders under ordering-type contracts, such as indefinite delivery, indefinite quantity (IDIQ) contracts.
Organic revenue*	Excludes the impact of completed divestitures and is reconciled in Table 5.
Effective tax rate on non-GAAP income*	Represents the effective tax rate (tax expense as a percentage of income before income taxes) adjusted for the tax effect of items reconciled in Table 6.
Non-GAAP income before income taxes*	Represents income before income taxes adjusted for items reconciled in Table 6.
Non-GAAP diluted EPS*	Represents EPS (earnings per share attributable to common shareholders) adjusted for items reconciled in Table 7.
Pension adjusted non-GAAP diluted EPS*	Represents Non-GAAP diluted EPS, described above, adjusted for the after tax per share impact of the FAS/CAS operating adjustment and Non-service FAS pension income reconciled in Table 7.
Free cash flow*	Net cash provided by operating activities less capital expenditures, plus proceeds from disposal of property, plant and equipment.
Adjusted free cash flow*
Net cash provided by operating activities less capital expenditures, plus proceeds from disposal of property, plant and equipment and cash used for merger, acquisition and severance reconciled in Table 8.

Cash used for merger, acquisition, and severance*	Cash related to merger, acquisition and divestiture-related expenses (described above) and severance costs included in LHX NeXt implementation costs.
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*Refer to Non-GAAP Financial Measures on page 7 for more information.